News Release

Integra LifeSciences Reports Fourth Quarter and Full-Year 2025
Financial Results and Provides 2026 Financial Guidance

Princeton, New Jersey, February 26, 2026 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025

•Reported revenues were $434.9 million, representing a decrease of 1.7% on a reported basis and 2.5% on an organic basis compared to the fourth quarter of 2024.

•GAAP earnings per diluted share were $(0.02), compared to $0.25 in the fourth quarter of 2024.

•Adjusted earnings per diluted share were $0.83, compared to $0.97 in the fourth quarter of 2024.

Full-Year 2025

•Reported revenues were $1,635.2 million, representing an increase of 1.5% on a reported basis and a decrease of 0.7% on an organic basis compared to full-year 2024.

•GAAP earnings per diluted share were $(6.74), compared to $(0.09) in 2024.

•Adjusted earnings per diluted share were $2.23, compared to $2.56 in 2024.

“In the fourth quarter, we drove tangible operational progress while continuing to deliver for our customers and patients,” said Mojdeh Poul, president and chief executive officer. “During 2025, we further strengthened our quality management system, advanced our Compliance Master Plan, and progressed execution of our remediation work. Our operational and execution focus resulted in significant outcomes in key areas, namely Integra Skin supply reliability, healthier safety stock levels across our portfolio, and early relaunch of PriMatrix and Durepair.”

"Earlier this month we implemented a key element of our transformation plan - a simplified operating model that improves alignment, execution, and accountability. This is critical to our long-term margin improvement plan and a key contributor to our previously communicated savings of $25-$30 million in 2026. Combined with focused portfolio prioritization and disciplined capital allocation, these actions reinforce the foundation for long-term sustainable growth, innovation, and performance.”

Fourth Quarter 2025 Financial Summary

Total reported revenues for the fourth quarter were $434.9 million, a decrease of 1.7% from the fourth quarter of 2024. Fourth quarter organic revenues were down 2.5% compared to the prior year.

The Company reported a GAAP net loss of $(1.7) million, or $(0.02) per diluted share, in the fourth quarter of 2025, compared to GAAP net income of $19.4 million, or $0.25 per diluted share, in the prior year.

Adjusted EBITDA for the fourth quarter of 2025 was $104.2 million, compared to $104.9 million in the fourth quarter of 2024. As a percentage of revenue, adjusted EBITDA was 24.0%, compared to 23.7% in the prior year.

Adjusted net income for the fourth quarter of 2025 was $63.7 million, or $0.83 per diluted share, compared to adjusted net income of $73.3 million, or $0.97 per diluted share, in the fourth quarter of 2024.

Cash flows from operations totaled $11.8 million in the fourth quarter and capital expenditures were $17.2 million.

Fourth Quarter 2025 Segment Performance

•Codman Specialty Surgical (75% of Revenues)
Total revenues were $323.3 million, representing an increase of 2.7% on a reported basis and 1.6% on an organic basis compared to the fourth quarter of 2024.
•Sales in Neurosurgery grew 1.4% on an organic basis reflecting growth against a strong prior-year comparison, with continued strong performance across key products, including double-digit growth in CereLink®, Mayfield® capital, and Aurora®, along with high-single digit growth in CUSA®.
•Sales of Instruments grew 2.3% on an organic basis, in-line with the market.
•ENT sales grew 2.2% on an organic basis driven by AERA®, TruDi® navigated disposables, and MicroFrance® instruments, partially offset by a decline in sinuplasty balloons.
•Sales in International grew high-single digits, reflecting continued strong demand.

Tissue Technologies (25% of Revenues)
Total revenues were $111.6 million, representing a decrease of 12.8% on a reported and 12.8% on an organic basis compared to the fourth quarter of 2024.
•Sales in Wound Reconstruction declined 21.4% on an organic basis primarily due to the previously communicated remediation efforts for MediHoney® and a challenging year-over-year comp for Integra Skin, which generated record revenue in the fourth quarter of 2024 due to backorder clearance.
•Sales in private label grew 20.1% on an organic basis due in part to improved partner orders.

Full-Year 2025 Financial Summary

Total reported revenues for the full-year 2025 were $1,635.2 million, an increase of 1.5% from the prior year. Organic sales for the full-year 2025 were down 0.7% compared to 2024.

The Company reported a GAAP net loss of $(516.5) million or $(6.74) per diluted share, for the full-year 2025, driven primarily by a $511 million goodwill impairment charge recorded in the second quarter. This non‑cash charge resulted from the decline in the Company’s share price, which reflected several external and operational factors, including tariff changes as well as quality, operational, and supply‑related challenges. This compares to a GAAP net loss of $(6.9) million, or $(0.09) per diluted share in 2024.

Adjusted EBITDA for the full-year 2025 was $317.5 million, a decrease of $4.7 million versus the prior year. Full- year adjusted EBITDA margins were 19.4%, a decrease of 60 basis points from the prior year period.

Adjusted net income for the full-year 2025 was $171.4 million, or $2.23 per diluted share, compared to $196.9 million, or $2.56 per diluted share in the prior year.

2025 Balance Sheet, Cash Flow and Capital Allocation

The Company generated cash flow from operations of $50.4 million for the full-year 2025. Full-year capital expenditures were $81.4 million. Net debt at the end of the year was $1.6 billion, and the consolidated total leverage ratio was 4.5x. As of year-end, the Company had total liquidity of approximately $516 million, including approximately $263.7 million in cash plus short-term investments and the remainder available under its revolving credit facility.

2026 Revenue and Adjusted Earnings Per Share Guidance

For the full-year 2026, the Company expects revenues to be in the range of $1,662 million to $1,702 million, representing reported growth of 1.6% to 4.1% and organic growth of 0.8% to 3.3%. Adjusted earnings per diluted share are expected to be between $2.30 and $2.40, reflecting a full year of tariffs offset by margin improvement initiatives.

For the first quarter 2026, the Company expects reported revenues in the range of $375 million to $390 million, representing reported growth of -2.0% to 1.9% and organic growth of -3.4% to 0.5%. Adjusted earnings per diluted share are expected to be in the range of $0.37 to $0.45.

Full year and first quarter adjusted earnings per diluted share guidance reflects the Company’s tariff assumptions in place prior to last week’s Supreme Court ruling and the subsequent announcement regarding implementation of Section 122 tariffs and does not contemplate the recovery of any amounts already paid.

Organic sales growth excludes the effects of foreign currency.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

Conference Call and Presentation Available Online

Integra has scheduled a conference call for 8:30 a.m. ET on Thursday, February 26, 2026, to discuss fourth quarter and full-year 2025 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor Relations section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, please register here to receive dial-in details and a unique pin. While not required, it is recommended to join 10 minutes prior to the start of the event. A webcast replay of the conference call will be available on the Investor Relations section of the Company’s website following the call.

About Integra

Integra LifeSciences (Nasdaq: IART) is a global medical technology leader dedicated to restoring lives. We are advancing transformational care through impactful innovation in neurosurgery, tissue reconstruction, specialized fields that demand exceptional expertise and precision. Our portfolio of highly differentiated, gold-standard technologies are trusted by healthcare professionals to deliver life-saving care. For our latest news and information, visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning: future business, operational and financial performance and the Company’s expectations and plans with respect to market opportunity, business and operational performance, strategic initiatives, capabilities, resources, manufacturing capabilities, product development, product availability and regulatory approvals, including expectations regarding the Company’s compliance master plan to improve the Company's quality systems. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, U.S. and global trade policies, inflation, supply chain disruptions, geopolitical conflicts, on the Company’s suppliers, vendors and customers and on the Company’s business and financial condition, results of operations and cash flows; the Company's ability to execute its financial, strategic and operating plans effectively; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan; difficulties or delays in obtaining and maintaining required regulatory approvals, including the costs thereof potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the failure of the company’s suppliers, vendors, and other third parties to meet contractual, regulatory and other obligations; the anticipated development of markets the Company sells its products into and the success of the Company’s products in these markets; the Company’s ability to predict accurately the demand for its products, and products under development; increasing industry competition; the coverage and reimbursement decisions of third-party payors; trends toward health care cost containment; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the geographic distribution of where the Company generates its taxable income; changes to applicable laws, regulations and enforcement guidance, including tax laws and global health care reforms; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; breaches, failures or other disruptions of our or our vendors’ or customers’ information technology systems or products; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2025 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income, adjusted gross margin, adjusted earnings per diluted share, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); (v) impairment charges; and (vi) those operating expenses also excluded from adjusted net income. The measure of adjusted EBITDA margin is calculated by dividing adjusted EBITDA by GAAP revenues. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the manufacturing stoppage and voluntary global recall of all products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on

Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”) and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; (vi) income tax impact from adjustments; and (vii) impairment charges. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP net income to adjusted EBITDA and adjusted net income, GAAP gross profit to adjusted gross profit, GAAP gross margin to adjusted gross margin, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters and years ended December 31, 2025 and 2024, GAAP total debt to net debt for the years ended December 31, 2025 and 2024, and the GAAP operating cash flow to free cash flow and adjusted free cash flow conversion for the quarters and years ended December 31, 2025 and 2024, appear in the financial tables in this release.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:
Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:
Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Total Revenue, net	$434,925	$442,645	$1,635,245	$1,610,527
Costs and Expenses:
Cost of goods sold	214,060	193,573	803,625	728,466
Research and development	24,791	31,210	98,971	115,377
Selling, general and administrative	169,267	178,520	699,700	716,983
Intangible asset amortization	3,768	3,715	14,954	21,290
Goodwill impairment charge	—	—	511,365	—
Total costs and expenses	411,885	407,018	2,128,615	1,582,116
Operating (loss) income	23,040	35,627	(493,370)	28,411
Interest income	4,361	4,893	18,474	20,040
Interest expense	(23,673)	(18,984)	(86,255)	(70,632)
Other (expense) income, net	582	1,005	(2,351)	3,944
(Loss) income before income taxes	4,310	22,541	(563,502)	(18,237)
(Benefit) provision for income taxes	6,014	3,106	(47,028)	(11,293)
Net (loss) income	$(1,704)	$19,435	$(516,474)	$(6,944)

Net (loss) income per share
Diluted	(0.02)	0.25	(6.74)	(0.09)
Weighted average common shares outstanding for diluted net income per share	76,777	76,419	76,672	77,010

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Neurosurgery	$226,200	$220,091	2.8%	$827,667	$803,816	3.0%
Instruments(1)	52,291	51,029	2.5%	206,472	204,177	1.1%
ENT(1)	44,815	43,540	2.9%	166,372	135,643	22.7%
Total Codman Specialty Surgical	323,306	314,660	2.7%	1,200,511	1,143,636	5.0%

Wound Reconstruction and Care	79,975	101,527	(21.2)%	323,488	350,565	(7.7)%
Private Label	31,644	26,458	19.6%	111,246	116,326	(4.4)%
Total Tissue Technologies	111,619	127,985	(12.8)%	434,734	466,891	(6.9)%
Total Reported Revenues	$434,925	$442,645	(1.7)%	$1,635,245	$1,610,527	1.5%

Impact of changes in currency exchange rates	(3,523)	—		(6,679)	—
Less contribution of revenues from acquisitions	—	—		(29,092)	—
Less contribution of revenues from divested products	—	—	—	—	—	—
Less contribution of revenues from discontinued products	—	—	—	—	—	—
Total organic revenues	$431,402	$442,645	(2.5)%	$1,599,474	$1,610,527	(0.7)%
(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)

Three Months Ended December 31, 2025

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amortization(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	(1,002)	199	(1,667)	219	—	248	—
Structural Optimization charges	20,334	9,645	10,200	814	—	(324)	—
EU Medical Device Regulation charges	9,749	951	4,068	4,730	—	—	—
Boston Recall/Braintree Transition	13,806	13,588	218	—	—	—	—
Intangible asset amortization expense	26,919	23,152	—	—	3,768	—	—
Estimated income tax impact from above adjustments and other items	(4,362)	—	—	—	—	—	(4,362)
Depreciation expense	11,287	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amortization - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Three Months Ended December 31, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amortization(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	2,264	513	315	1,034	—	402	—
Structural Optimization charges	9,083	4,238	4,261	583	—	—	—
EU Medical Device Regulation charges	9,461	1,054	3,933	4,474	—	—	—
Boston Recall/Braintree Transition	11,358	10,966	392	—	—	—	—
Intangible asset amortization expense	26,557	22,842	—	—	3,715	—	—
Estimated income tax impact from above adjustments and other items	(4,902)	—	—	—	—	—	(4,902)
Depreciation expense	10,935	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amortization - Intangible asset amortization
(e) OI&E - Other income and expense
(f) Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2025

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amortization(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	3,597	1,047	2,234	(1,276)	—	1,592	—
Structural Optimization charges	47,994	27,521	20,495	302	—	(324)	—
EU Medical Device Regulation charges	41,928	4,277	18,471	19,180	—	—	—
Boston Recall/Braintree Transition	56,202	54,953	1,250	—	—	—	—
Intangible asset amortization expense	107,060	92,106	—	—	14,954	—	—
Estimated income tax impact from above adjustments and other items	80,292	—	—	—	—	—	80,292
Depreciation expense	43,987	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amortization - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

Twelve Months Ended December 31, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amortization(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	33,626	9,071	25,793	(1,542)	—	304	—
Structural Optimization charges	24,194	16,195	7,395	604	—	—	—
EU Medical Device Regulation charges	44,570	4,020	18,875	21,674	—	—	—
Boston Recall/Braintree Transition	45,034	43,175	1,859	—	—	—	—
Intangible asset amortization expense	105,252	83,962	—	—	21,290	—	—
Estimated income tax impact from above adjustments and other items	(48,792)	—	—	—	—	—	(48,792)
Depreciation expense	41,449	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amortization - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP net (loss) income	$(1,704)	$19,435	$(516,474)	$(6,944)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	38,206	37,491	151,047	146,701
Goodwill impairment charges	—	—	511,365	—
Other (income) expense, net	(258)	(1,407)	2,635	(4,248)
Interest expense, net	19,064	14,091	66,229	50,591
Income tax expense	6,014	3,106	(47,028)	(11,293)
Structural optimization charges	20,334	9,083	47,994	24,194
EU Medical Device Regulation charges	9,749	9,461	41,928	44,570
Boston Recall	13,806	11,358	56,202	45,034
Acquisition, divestiture and integration-related charges	(1,002)	2,264	3,597	33,626
Total of non-GAAP adjustments	105,913	85,447	833,969	329,175
Adjusted EBITDA	$104,209	$104,882	$317,494	$322,231

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP net (loss) income	$(1,704)	$19,435	$(516,474)	$(6,944)
Non-GAAP adjustments:
Structural optimization charges	20,334	9,083	47,994	24,194
Acquisition, divestiture and integration-related charges	(1,002)	2,264	3,597	33,626
EU Medical Device Regulation charges	9,749	9,461	41,928	44,570
Boston Recall	13,806	11,358	56,202	45,034
Goodwill Impairment Charge	—	—	511,365	—
Intangible asset amortization expense	26,919	26,557	107,060	105,252
Estimated income tax impact from adjustments and other items	(4,362)	(4,902)	(80,292)	(48,792)
Total of non-GAAP adjustments	65,444	53,821	687,854	203,884
Adjusted net income	$63,740	$73,256	$171,380	$196,940

Adjusted diluted net income per share	0.83	0.97	2.23	2.56
Weighted average common shares outstanding for diluted net income per share	76,918	76,419	76,786	77,079

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

825,563	December 31,
$14,531	2025	2024

Short term investments	$28,693	$27,192
Cash and cash equivalents	235,048	246,375
Accounts receivable, net	278,849	272,370
Inventory, net	492,735	429,090

Current and long-term borrowing under senior credit facility	1,768,306	1,121,823
Borrowings under securitization facility	87,800	108,100
Convertible securities	—	573,170

Stockholders' equity	1,043,463	1,545,280

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2025	2024
Net cash provided by operating activities	$50,384	$129,382
Net cash used in investing activities	(108,063)	(390,808)
Net cash used in by financing activities	28,335	237,863
Effect of exchange rate changes on cash and cash equivalents	18,017	(6,464)

Net increase (decrease) in cash and cash equivalents	$(11,327)	$(30,027)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2025	2024
GAAP Net cash provided by operating activities	$11,815	$50,746

Purchases of Property and Equipment	(17,214)	(29,599)
Adj Free Cash Flow	$(5,399)	$21,147

Adjusted Net Income (1)	$63,740	$73,256
Adjusted Free Cash Flow Conversion	(8.5)%	28.8%

	Twelve Months Ended December 31,
	2025	2024
GAAP Net cash provided by operating activities	$50,384	$129,382

Purchases of Property and Equipment	(81,436)	(104,418)
Adj Free Cash Flow	$(31,052)	$24,964

Adjusted Net Income (1)	$171,380	$196,940
Adjusted Free Cash Flow Conversion	(18.1)%	12.7%

(1) Adjusted net income for quarters and twelve months ended December 31, 2025 and 2024 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	December 31, 2025	December 31, 2024
Short-term borrowings under senior credit facility	$38,750	$33,906
Long-term borrowings under senior credit facility	1,729,556	1,087,917
Borrowings under securitization facility	87,800	108,100
Convertible Securities	—	573,170
Deferred financing costs netted in the above	3,257	5,475
Short-term investments	(28,693)	(27,192)
Cash & Cash Equivalents	(235,048)	(246,375)
Net Debt	$1,595,622	$1,535,001

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP GROSS PROFIT TO MEASURES OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(UNAUDITED)
(In thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Total revenues, net	$434,925	$442,645	$1,635,245	$1,610,527
Cost of goods sold	214,060	193,573	803,625	728,466
Reported Gross Profit	$220,865	$249,072	$831,620	$882,061
Structural optimization charges	9,645	4,238	27,521	16,195
Acquisition, divestiture and integration-related charges	199	513	1,047	9,071
Boston Recall/Braintree Transition	13,588	10,966	54,953	43,175
EU Medical Device Regulation	951	1,054	4,277	4,020
Intangible asset amortization expense	23,152	22,842	92,106	83,962
Adjusted Gross Profit	$268,400	$288,685	$1,011,524	$1,038,484
Total Revenues	$434,925	$442,645	$1,635,245	$1,610,527
Adjusted Gross Margin	61.7%	65.2%	61.9%	64.5%